EXHIBIT 10.9

ILLINOIS

This space reserved for Recorder’s use only.

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

between

TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC, a Delaware limited liability company

and

TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

Dated as of December 15, 2011

RECORD AND RETURN TO:

Herrick, Feinstein LLP

Two Park Avenue

New York, New York 10016

Attention: Dennis M. Sughrue, Esq.

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS, dated as of December 15, 2011 (this “Amendment”), between TORCHLIGHT DEBT OPPORTUNTY FUND III, LLC, a Delaware limited liability company having an office c/o Torchlight Investors, 230 Park Avenue, 12th Floor, New York, New York 10169 (“Lender”) and TNP SRT CONSTITUTION TRAIL LLC, a Delaware limited liability company having an office at c/o Thompson National Properties, LLC, 1900 Main Street, Irvine, California 92614 (“Borrower”).

RECITALS:

WHEREAS, on October 21, 2011, TL DOF III Holding Corporation (“Original Lender”) made a loan to Borrower in the original principal amount of $15,543,696 (the “Loan”);

WHEREAS, the Loan is evidenced, secured and guaranteed by (i) that certain Promissory Note, dated October 21, 2011, by Borrower in favor of Original Lender (the “Note”), (ii) that certain Mortgage, Security Agreement and Assignment of Leases and Rents, dated October 21, 2011, by Borrower in favor of Original Lender (the “Mortgage”), which Mortgage is recorded as Document Number 2011-23611 in the Registrar of Deeds of McClean County, Illinois and constitutes a lien against the premises described in Exhibit A annexed hereto (the “Property”), (iii) that certain Assignment of Leases and Rents, dated October 21, 2011, by Borrower in favor of Original Lender (the “Assignment of Leases and Rents”), which Assignment of Leases and Rents is recorded as Document Number 2011-23622 in the Registrar of Deeds of McClean County, Illinois, (iv) that certain Collateral Assignment of Agreements, Permits and Contracts, dated October 21, 2011, by Borrower in favor of Original Lender (the “Collateral Assignment”), (v) that certain Recourse Guaranty, dated October 21, 2011, by Tony Thompson (“Thompson”) and TNP Strategic Retail Trust LLC (“TNP”; Thompson and TNP, hereinafter, “Guarantors”) in favor of Lender (the “Recourse Guaranty”); (vi) that certain Environmental Indemnity Agreement, dated October 21, 2011, by Guarantors in favor of Lender (the “Environmental Indemnity”) (the Recourse Guaranty and the Environmental Indemnity collectively, the “Guaranties”); and (vii) certain UCC-1 financing statements in respect of the collateral described therein (the “UCC-1 Financing Statements”). The Note, the Mortgage, the Assignment of Leases and Rents, the Collateral Assignment, the Recourse Guaranty, the Environmental Indemnity and the UCC Financing Statements are hereinafter defined as the “Loan Documents”.

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Mortgage;

WHEREAS, pursuant to an (i) Assignment of Mortgage, dated as of November 17, 2011, by Original Lender in favor of Lender, and submitted for recording in the Office of the Registrar of Deeds, McClean County, Original Lender assigned all of its right, title and interest in and to the Mortgage to Lender, (ii) Endorsement and Allonge to Note, dated as of November 17, 2011, Original Lender endorsed the Note to Original Lender, (iii) Assignment of Assignment of Leases and Rents, dated as of November 17, 2011, by Original Lender in favor of Lender, and submitted for recording in the Office of the Registrar of Deeds of McClean County, Illinois, Original Lender assigned all of its right, title and interest in and to the Assignment of Leases and Rents to Lender and (iv) General Assignment, dated as of November 17, 2011, by Original Lender to Lender, Original Lender assigned all of its right, title and interest in and to the Loan Documents to Lender;

WHEREAS, pursuant to a Subordination and Intercreditor Agreement, dated as of the date hereof, between American National Insurance Company, as senior lender, and Lender, as junior lender (the “Subordination and Intercreditor Agreement”), Lender subordinated the lien of the Mortgage and the other Loan Documents to the lien of the Senior Loan (as defined in the Subordination and Intercreditor Agreement);

WHEREAS, on the date hereof, Borrower has paid the following amounts to Lender on the date hereof: (i) $10,075,981.65, for application to the principal amount of the Loan; and (ii) $100,759.82, for application to the Exit Fee; and

WHEREAS, Lender and Borrower wish to modify the Loan Documents in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Prepayment. Lender hereby acknowledges receipt of the amounts stipulated in the Recitals to this Agreement. As of the date hereof, the principal amount of the Loan is equal to $5,586,721.79.

2. Modification of Note.

(a) The Note is hereby supplemented by adding the following Article 11 thereto:

ARTICLE 11

REGISTRATION OF NOTE

The ownership of the Note shall be registered on a record of ownership (the “Register”) maintained by Torchlight Loan Services, LLC (“Registrar”), as agent for Borrower. Notwithstanding anything to the contrary in this Agreement, the right to receive principal or interest payments with respect to the Note (or any portion thereof) may be transferred only if the transfer is registered on the Register and the transferee is identified as the owner of the Note (or such portion thereof). Upon due presentment of the Note (or a portion thereof) for registration of transfer, the Registrar shall record the transferee as the owner on the Register. Borrower shall be entitled to treat the registered holder of the Note (or portion thereof), as recorded on the Register, as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Note or hereunder on the part of any other person or entity.”

(b) Section 1(h) of the Note is hereby deleted in its entirety.

(c) The Note is hereby amended to provide that Borrower may not prepay the Loan in part, except in accordance with Section 3 of this Agreement. Borrower may further prepay the Loan in whole, provided, however, that (i) all prepayments must be accompanied by accrued, unpaid interest and the Exit Fee and (ii) any prepayment of the Loan in whole made prior to the last month of the term of this Agreement must be accompanied by the Prepayment Premium. For purposes of this Note, the term “Prepayment Premium” shall mean the difference obtained by subtracting (i) the sum of (A) all amounts paid on account of the Obligations (excluding the $76,500 Origination Fee paid pursuant to the Credit Agreement), including any portion of a Partial Release Prepayment Amount applied as a prepayment premium in accordance with the terms of this Agreement, from (B) the Applicable Amount. For purposes of this Agreement, the term “Applicable Amount” shall mean $8,380,082.69. For purposes of this Note, the term “Credit Agreement” shall mean that certain Credit Agreement, dated as of June 29, 2011, between Lender and Borrower.”

3. Modification of Mortgage. The Mortgage is hereby modified as follows:

(a) The term “Permitted Encumbrances” is hereby supplemented to include the Senior Loan and the Senior Loan Documents (as defined in the Intercreditor Agreement).

(b) Subject to Borrower’s satisfaction of the Partial Release Conditions (hereinafter defined), Lender shall release the lien of the Mortgage and the other Loan Documents from each of the following platted lots included within the Property, as shown on the site Plan annexed hereto as Exhibit B (each such lot, a “Release Lot”) :

Lots 4,11,13,15,17,18,19,21,22,25,26 and 27.

(c) For purposes of this Agreement, the term “Partial Release Conditions” shall mean each of the following conditions:

(i) Borrower shall demonstrate to Lender’s satisfaction that Borrower has complied with all of the requirements of Section 11.22 of the Senior Loan Mortgage applicable to the release of the lien of the Senior Loan Mortgage from the Release Lot;

(ii) Borrower pay to Senior Lender, for application to the Senior Loan, the greater of (i) all net sales proceeds derived from the sale or ground lease of the applicable Release Lot and (ii) the applicable Release Minimum Payment (hereinafter defined) for the applicable Release Lot, which payment shall be applied to the principal balance of the Senior Loan. The “Minimum Release Payment” for each Release Lot is as follows:

Lot 4	39,727 SF	$506,516.00
Lot 11	101,495 SF	$1,217,938.00
Lot 13	64,033 SF	$768,398.00
Lot 15	79,933 SF	$959,191.00
Lot 17	38,594 SF	$424,536.00
Lot 18	71,438 SF	$714,384.00
Lot 19	78,408 SF	$784,080.00
Lot 21	87,120 SF	$479,160.00
Lot 22	110,207 SF	$606,137.00
Lot 25	43,996 SF	$527,947.00
Lot 26	43,560 SF	$522,720.00
Lot 27	35,719 SF	$428,630.00

(iii) As of the date of Borrower’s request for the release and the proposed date of the release, there shall not be an Event of Default;

(iv) Lender shall provide Borrower with such endorsement to Lender’s title insurance policy as Lender may request and approve in its sole discretion, including, without limitation, an update endorsement, which shall evidence to Lender’s satisfaction that the Mortgage continues to be a first lien against the Property (other than the applicable Release Lot);

(v) Borrower pays to Lender all costs incurred in connection with the effectuation of such release, including without limitation, reasonable attorneys’ fees and disbursements, survey costs and the premiums and other charges for the title insurance endorsement; and

(vi) Lender determines (in its sole discretion) that the Debt Yield, as of the date of the request for the release, shall equal or exceed 11%.

(d) Notwithstanding any contrary term set forth in the Loan Documents or this Agreement, if Borrower requests that Lender release the lien of the Mortgage and the other Loan Documents from a Release Lot, and Borrower satisfies all of the Partial Release Conditions with respect thereto, other than the Partial Release Condition set forth in Section 3(c)(vi), Lender shall nevertheless release the lien of the Mortgage and the other Loan Documents from the applicable Release Lot, provided that, simultaneously with such release, TNP pays to Lender an amount equal to the sum of (A) one-third of the amount paid to Senior Lender and applied to the principal amount of the Senior Loan on account thereof (i.e., one-third of the greater of the applicable Minimum Release Payment and the net sale proceeds derived from the sale or ground lease of the applicable Release Lot), for application to the principal amount of the Loan and (B) 50% of the amount stipulated in clause (A) of this Section 3(d), as a prepayment premium (it being understood that such amount will not be applied to the principal amount of the Loan). The aforesaid amount is herein referred to as a “Partial Release Prepayment Amount”. For illustrative purposes, if the net sale proceeds derived from the sale of a Release Lot are $1,000,000, and the applicable Minimum Release Amount is $1,200,000, the Partial Release Prepayment Amount would equal (I) $400,000, for application to the principal amount of the Loan, plus (II) $200,000, for application as a prepayment premium, or $600,000.

(e) For purposes of this Agreement, the following terms shall have the following meanings:

(A) “Debt Yield” shall mean, for the period of time for which such calculation is being made, the ratio of (a) Net Operating Income for the prospective twelve (12) months immediately succeeding the date of calculation to (b) the sum, as of the date of calculation, of (i) the principal amount of the Loan (including any portion thereof consisting of deferred interest added to the principal amount of the Loan on each Remittance Date) and (ii) the principal amount of the Senior Loan, it being understood that, in calculating the Debt Yield, Lender may make such modifications as Lender determines are appropriate to reflect accurately the anticipated financial performance of the Premises.

(B) “Net Operating Income” shall mean, for any period, all Operating Income less all Operating Expenses;

(C) “Operating Income” shall mean, for any period, all revenues and receipts of any kind actually received by Borrower during such period which are derived from the operation of the Premises, as determined by generally accepted accounting principles, but excluding (i) federal, state or local excise or sales taxes collected directly from patrons or included as part of the price of goods or services, (ii) casualty insurance proceeds (other than business interruption insurance proceeds) or (iii) sale, financing, insurance or other capital proceeds; and

(D) “Operating Expenses” shall mean, for any period, all operating expenses paid, accrued or payable by Borrower in respect of the Premises, as determined in accordance with generally accepted accounting principles, including, without limitation, (i) expenses for cleaning, repair or maintenance of the Premises, (ii) real estate taxes and impositions (but not income taxes), (iii) leasing commissions, tenant improvement allowances and the dollar value of any work letter or construction allowance paid or payable on account of any lease, license or occupancy agreement in respect of the Premises, (iv) wages, benefits, payroll taxes and like expenses payable to employees engaged in the on-site operation of the Premises, (v) third party management fees, (vi) the cost of electricity and other utilities and (vii) insurance premiums.

4. Modification of Loan Documents. The Loan Documents are hereby modified so that references therein to the “Loan Documents” shall be deemed to mean the Loan Documents, as modified by this Amendment.

5. Modification and Reaffirmation of Recourse Guaranty. The Recourse Guaranty is hereby supplemented to provide that, in addition to the recourse liability presently contemplated by the Recourse Guaranty, if Lender exercises the right, pursuant to Section 11 of the Subordination and Intercreditor Agreement, to purchase the Senior Loan, Guarantors shall pay to Lender upon demand any amount paid by Lender to Senior Lender on account of default interest, late fees or collection or enforcement costs payable under the Senior Loan Documents. Such obligation shall be the joint and several obligations of Guarantors. Guarantors hereby join in the making of this Agreement solely for the purpose of consenting to this Agreement, reaffirming the Environmental Indemnity and the Recourse Guaranty, as supplemented by this Section 5 and confirming that they have no offsets, counterclaims or defenses to the enforcement to the Guaranties.

6. Ratification of Loan Documents/No Default by Lender. The Loan Documents, as modified hereby, are hereby ratified and affirmed in all respects. Borrower hereby certifies to Lender that Borrower has no offsets, counterclaims or defenses to the payment of the Loan, and that Lender is not in default of any of its obligations under the Loan Documents.

7. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original but all of which, when taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, Lender and Borrower have mutually executed and delivered to each other this Amendment as of the date and year first above written.

LENDER:

TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC

By:	/s/ Abbey Kosakowki
Name:	Abbey Kosakowki
Title:

BORROWER:

TNP SRT CONSTITUTION TRAIL, LLC

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its General Partner

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ James Wolford
Name: James Wolford
Title: CFO

Agreed as to Section 5:

/s/ Tony Thompson
TONY THOMPSON

TNP STRATEGIC RETAIL TRUST, INC., a Maryland Corporation

By:	/s/ James Wolford
Name: James Wolford
Title: CFO

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

Before me, the undersigned authority, a Notary Public, on this day personally appeared                                 ,                                  of TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed and delivered the foregoing instrument for the purposes and consideration therein expressed, and as the act of said corporation.

Given under my hand and notarial seal this              day of December, 2011.

Notary Public

My Commission Expires:

State of	)
) ss.:
County of	)

On the 15th day of December in the year 2011, before me, personally appeared                     ,                                  of TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

State of New York	)
) ss.:
County of New York	)

On the 15th day of December in the year 2011, before me, personally appeared TONY THOMPSON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

State of New York	)
) ss.:
County of New York	)

On the 15th day of December in the year 2011, before me, personally appeared                     ,                                  of TNP STRATEGIC RETAIL TRUST, INC, a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Exhibit A

(The Premises)

Exhibit B

(The Site Plan)